Exhibit 28.2

                         BIOGRAPHY OF KARL E. RODRIGUEZ








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                               KARL E. RODRIGUEZ
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EDUCATION

     1969-1972 Louisiana State University Law School Juris Doctor Degree

     1965-1969 Northeast Louisiana University


UNIVERSITY ACTIVITIES AND HONORS

     Student Government President
     Who's Who in Colleges and Universities
     [ILLEGIBLE] Delta Kappa National Honorary Leadership Fraternity International Vice President of Circle K. (Kiwanis-affiliated service organization)

AFFILIATIONS

     Louisiana State Bar Association
     New Orleans Metropolitan Association of Realtors

PROFESSIONAL HISTORY

1972 - Present      Attorney at Law
                    Business and corporate practice

1995 - Present      [ILLEGIBLE] & Blum Real Estate, Inc. - Realtor
                    Specializing in historic properties in New Orleans French
                    Quarter area.

1992 - Present      Healthcare Financial and Managmenet Services, Inc. -
                    President Company Medicaid enrollment Centers of three
                    Louisiana hospitals and provided billing services to physicians.

1993 - 1994         Telco Communications, Inc. - Director, Corporate Secretary
                    and General Counsel
                    Long distance [ILLEGIBLE] company.

1992 - 1993         MedAmerica, LLC - Managing Director
                    Operated Kidmed clinics, a Medicaid funded preventive and diagnostic medicine clinic for children.

1986 - 1991         [ILLEGIBLE] Limited Partnership - Project Manager
                    Participated in structure of limited partnership, raising capital and on-site





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